===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       ENTERPRISE PRODUCTS PARTNERS L.P.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[Enterprise Logo]



                       Enterprise Products Partners L.P.
                              2727 North Loop West
                           Houston, Texas 77008-1038

Dear Public Unitholders:

   You are cordially invited to attend a special meeting of public unitholders of Enterprise Products Partners L.P. ("Enterprise" or the "Partnership"), that will be held on Friday, June 9, 2000, at the Sheraton Brookhollow Hotel, 3000 North Loop West, Houston, Texas 77092. The meeting will start at 9:00 a.m., Houston time.

   At this important meeting, you will be asked to consider and vote upon a proposal to amend our partnership agreement to increase the number of additional common units that may be issued for any Partnership purpose without obtaining any further approval of the public unitholders from 22,775,000 units to 47,775,000 units. This proposal is a part of our strategic plans to expand our business and our potential in the market place.

   The agreement of limited partnership of Enterprise, which is the legal document that governs our operations, provides that the Partnership may issue up to 22,775,000 additional common units for any Partnership purpose without prior approval of a majority of public unitholders. As part of the consideration for our acquisition of Tejas Natural Gas Liquids, LLC (the "TNGL acquisition") from Tejas Energy, LLC (now Coral Energy, LLC), an affiliate of Shell Oil Company, on September 17, 1999, we issued 14,500,000 units of a special class of limited partner units to Coral Energy, LLC and also agreed to issue up to 6,000,000 additional special units to Coral Energy, LLC in the future if certain post-closing conditions are satisfied in 2000 and 2001. Since these special units will be converted into an equal number of common units in the future in accordance with their terms, only 2,275,000 unrestricted common units remain available for issuance without the approval of public unitholders. We are requesting that the public unitholders approve the above proposal so that we may retain the flexibility to issue units in the future without the delay involved with calling a special meeting of public unitholders. This gives us the ability to raise additional capital in a more timely manner to reduce outstanding indebtedness and interest expense and will provide us financial flexibility in connection with acquisitions and other transactions. The Board of Directors of the General Partner has carefully studied the proposed amendment to our partnership agreement and unanimously recommends that you approve it.

   TO VOTE YOUR UNITS, you may use the enclosed proxy card, or you may be able to vote by telephone or over the Internet where such services are available, or you may attend the special meeting of public unitholders.

   YOUR VOTE IS VERY IMPORTANT. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON UNITS, EXCLUDING UNITS HELD BY THE GENERAL PARTNER AND ITS AFFILIATES. To vote FOR the proposal, you must cast a "yes" vote by following the instructions stated on the enclosed proxy card or given over the telephone or via the Internet.

   We believe the proposed amendment to our partnership agreement will enhance our financial flexibility, thereby offering us opportunities to expand our business in exciting new ways. We urge you to vote FOR this proposal.

   If you have any questions, please contact our Investor Relations department at 713-880-6694.

                                          Very truly yours,

                                          ENTERPRISE PRODUCTS GP, LLC.,
                                          General Partner

                                          /s/ O.S. Andras
                                          O. S. Andras
                                          President and Chief Executive
                                           Officer

   This proxy statement is dated April 14, 2000, and is first being mailed to public unitholders on or about April 17, 2000.

                       ENTERPRISE PRODUCTS PARTNERS L.P.
                              2727 North Loop West
                           Houston, Texas 77008-1038

                NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS

Time:

 9:00 a. m., Houston time

Date:

 June 9, 2000

Place:

 Sheraton Brookhollow Hotel
 3000 North Loop West
 Houston, Texas 77092

Purpose:

     To amend the Second Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. to increase the number of additional common units (or other units having rights to distribution or in liquidation ranking on a parity with common units) that may be issued for any Partnership purpose without the prior approval of the common unitholders from 22,775,000 units to 47,775,000 units; and

     To conduct other business if properly raised.

  Only common unitholders other than the General Partner and all affiliates thereof (the "public unitholders") of record on April 11, 2000, may vote at the meeting. All unitholders and guests of Enterprise are welcome to attend the meeting.

  Your vote is important. Please promptly complete, sign, date and return your proxy card in the enclosed envelope. Where such services are available you may be able to authorize the individuals named in your proxy card to vote your units by calling the toll-free telephone number or using the Internet as described in the instructions included with your proxy card.

                                          ENTERPRISE PRODUCTS GP, LLC,
                                          General Partner

                                          /s/ Richard H. Bachmann
                                          Richard H. Bachmann
                                          Secretary

Houston, Texas
April 14, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSAL...................................   3

FORWARD LOOKING STATEMENTS.................................................   4

THE SPECIAL MEETING........................................................   4
  Time and Place; Purpose..................................................   4
  Record Date; Voting Rights, Vote Required for Approval...................   4
  Voting and Revocation of Proxies.........................................   5

THE PROPOSAL...............................................................   6
  The Partnership's Authority to Issue Additional Common Parity Units......   6
  Proposed Amendment.......................................................   7
  Factors Considered by the General Partner................................   7
  Conflicts of Interest....................................................   7
  Federal Income Tax Consequences of the Proposed Amendment................   8
  General Partner Recommendation...........................................   8

PRINCIPAL UNITHOLDERS OF ENTERPRISE........................................   8

DESCRIPTION OF UNITS.......................................................   9

INDEPENDENT AUDITORS.......................................................  14

SUBMISSION OF UNITHOLDER PROPOSALS.........................................  14

WHERE YOU CAN FIND MORE INFORMATION........................................  15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  15

APPENDIX A--AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
            PARTNERSHIP OF ENTERPRISE PRODUCTS PARTNERS L.P.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q: When and where is the special meeting?

A: The meeting will take place on June 9, 2000, at 9:00 a. m., Houston time, at the Sheraton Brookhollow Hotel, 3000 North Loop West, Houston, Texas 77092.

Q: What do I need to do now?

A: Just mail your signed proxy card in the enclosed return envelope or where such services are available you may be able to vote by telephone or via the Internet, as soon as possible, so that your units may be represented at the meeting. In order to ensure that your vote is obtained, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person. The Board of Directors of the General Partner unanimously recommends that unitholders vote FOR the proposal.

Q: What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to Enterprise or vote again by telephone or on the Internet before the meeting. Or, you can attend the meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to Enterprise at the address set forth at the end of this section.

Q: If my units are held in "street name" by my broker, will my broker vote my units for me?

A: If you do not provide your broker with instructions on how to vote your "street name" units, your broker might not vote them on the proposal. Therefore, you should be sure to provide your broker with instructions on how to vote your units. Please check the voting form used by your broker to see if it offers telephone or Internet voting.

Q: What is required for approval of the proposal?

A: The proposal must be approved by the holders of at least a majority of the outstanding common units, excluding units held by the General Partner and its affiliates.

Q. What happens if the proposal is approved?

A. The number of common units or other units having rights to distribution or in liquidation ranking on a parity to common units (collectively, "common parity units") that Enterprise may issue for any Partnership purpose without any further approval by the public unitholders will be increased by 25,000,000 units. Enterprise may issue these units in public or private offerings or in connection with future acquisitions or for other Partnership purposes.

Q. What happens if the proposal is not approved?

A. Enterprise will have the unrestricted right to issue only 2,275,000 additional common parity units, which would limit our flexibility in connection with acquisitions and other financial transactions.

Q. Has there been a recent development that is the reason for the proposal?

A. The TNGL acquisition, completed on September 17, 1999, was a significant transaction that was immediately accretive to Enterprise's net income and cash flow and broadened Enterprise's platform for future growth opportunities. It provided a base to increase the quarterly distribution to $0.50 from $0.45, effective with the distribution paid in February 2000. As partial consideration for the acquisition, we issued 14,500,000 special units and will issue up to 6,000,000 additional special units if certain conditions are satisfied. These special units are deemed to be common parity units because they will convert into an equal number of common units in the future in accordance with their terms. Consequently, the number of common parity units that Enterprise has available for issuance without a public unitholder vote has been reduced from the 22,775,000 units currently authorized by the Partnership Agreement to only 2,275,000 units.

Q: Who can I call with questions?

A: If you have any questions about the transaction, please call Enterprise Investor Relations at 713-880-6694.

If you would like additional copies of this proxy statement or any document we refer to in this proxy statement, you should call Enterprise at 713-880-6694 or write Enterprise Products Partners, L.P., P. O. Box 4324, Houston, Texas 77210-4324, Attention: Investor Relations. This proxy statement and other documents are also available at Enterprise's web site at www.epplp.com.

                           FORWARD LOOKING STATEMENTS

   This proxy statement includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, cash flows, distributions, financing plans, business strategies, operating efficiencies or synergies, capital and other expenditures, competitive positions, growth opportunities, plans and objectives of management, and other matters. Statements made in this document that are not historical fact are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided in Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Such forward-looking statements, including those relating to the future business prospects, revenues, working capital, liquidity, capital needs, and income relating to Enterprise, wherever they occur or are incorporated by reference in this proxy statement, are necessarily estimates that are based on the belief of Enterprise and the General Partner, as well as assumptions made by and information currently available to Enterprise and the General Partner.

   When used in this document, words such as "anticipate," "estimate," "project," "expect," "plan," "forecast," "intend," "could," and "may," and similar expressions and statements regarding our business strategy and plans and objectives for future operations, are intended to identify forward-looking statements. These forward-looking statements are found in various places throughout this proxy statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Enterprise undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                              THE SPECIAL MEETING

   This proxy statement is furnished in connection with the solicitation of proxies from the public unitholders of Enterprise common units by the General Partner for use at the Enterprise special meeting of public unitholders. The proxy statement and accompanying form of proxy are first being mailed to the public unitholders of Enterprise on or about April 17, 2000.

Time and Place; Purpose

   The special meeting of public unitholders will be held at the Sheraton Brookhollow Hotel, 3000 North Loop West, Houston, Texas 77092, on Friday, June 9, 2000, at 9:00 a. m., Houston time. At the special meeting (and any postponement or adjournment thereof), public unitholders of Enterprise will be asked to approve a proposal to amend Enterprise's agreement of limited partnership to increase the number of common parity units authorized for issuance for any Partnership Purpose without prior approval by the public unitholders from 22,775,000 units to 47,775,000 units.

Record Date; Voting Rights, Vote Required for Approval

   The General Partner has fixed the close of business on April 11, 2000, as the record date for determination of the public unitholders of Enterprise entitled to receive notice of and to vote at the special meeting and any adjournments or postponements thereof. Only public unitholders on the record date are entitled to notice of and to vote at the special meeting. Each such public unitholder of record is entitled to cast one vote per unit on all matters submitted to unitholders.

   On April 1, 2000, there were 45,552,915 common units outstanding, of which 35,046,499 common units were held by affiliates of the General Partner. The balance of 10,508,866 common units held by public unitholders (the "public units") are entitled to be voted at the special meeting. A complete list of such public unitholders will be available for inspection in the Investor Relations department at the offices of Enterprise,

2727 North Loop West, Houston, Texas 77008-1038, during normal business hours upon written demand by any public unitholder or the public unitholder's agent or attorney beginning five business days after the date of this Proxy Statement and continuing through the special meeting. Any public unitholder or public unitholder's agent or attorney may, upon written notice and subject to Section 17-305 of the Delaware Revised Uniform Limited Partnership Act, copy the list of public unitholders during regular business hours during the inspection period at the public unitholder's expense. If you have common units registered in the name of a brokerage firm or trustee and plan to attend the special meeting, please obtain from the firm or trustee a letter, account statement or other evidence of your beneficial ownership of those common units to facilitate your admittance to the meeting.

   The presence, in person or by proxy, of holders of a majority of the public units is necessary to constitute a quorum for the special meeting.

Voting and Revocation of Proxies

   All common units owned by public unitholders that are represented by properly executed proxies received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed, returned proxy, such proxy will be voted FOR the approval of the proposal. Proxies voted against the proposal will not be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

   Abstentions may be specified on the proposal. A properly executed proxy marked "ABSTAIN" with respect to the proposal will be counted as present for purposes of determining whether there is a quorum. Because the affirmative vote required for approval of the proposal is, as described above, a majority of all public units, whether or not voted, a proxy marked "ABSTAIN" with respect to the proposal will have the effect of a vote against the proposal.

   Under New York Stock Exchange ("NYSE") rules, brokers who hold units in street name for customers have the authority to vote on certain "routine" proposals, such as this proposal, when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of such units, brokers may elect to not vote such units with respect to the approval and adoption of the proposal. (i.e., "broker non-votes"). Since an affirmative vote of holders of a majority of the public units is required to approve the proposal, a broker non-vote will have the effect of a vote against the proposal.

   A holder of units may revoke such holder's proxy at any time prior to its use by delivering to the General Partner a signed notice of revocation or a later-dated, signed proxy, or by executing a later-dated proxy by telephone or Internet, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy.

   The cost of solicitation of proxies will be paid by Enterprise. In addition to solicitation by mail, officers and employees of the General Partner may solicit proxies in person or by mail, telephone, facsimile, or other means of electronic transmission. Enterprise has retained D.F. King & Co. Inc., for a fee of $5,000 (plus expenses), to aid in the solicitation of proxies and to verify certain records related to the solicitations. The extent that this will be necessary depends entirely upon how promptly proxy cards are returned. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners; and Enterprise will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in so doing. Unitholders are urged to send in their proxies without delay.

   If a unitholder wishes to give such holder's proxy to someone other than Enterprise's proxy committee, all three names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the special meeting by the individual or individuals representing such unitholder.

   As a matter of policy, proxies, ballots, and voting tabulations that identify individual unitholders are kept private by Enterprise. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any unitholder is not disclosed except as necessary to meet legal requirements.

 Telephone Proxies

   Unitholders who hold their units directly and not through a trustee or brokerage account ("unitholders of record") may use a toll-free number to authorize Enterprise's proxy committee to vote their units. The enclosed proxy card contains the specific instructions to be followed by unitholders for telephone voting. Unitholders whose units are held in the name of a trustee or broker should follow the voting instructions provided by the trustee or broker. The availability of telephone voting will depend on the voting processes of the trustee or broker.

 Internet Voting

   The availability of Internet voting to public unitholders whose units are held in the name of a trustee or broker will depend on the voting processes of the trustee or broker. The proxy card received from the trustee or broker will contain instructions for Internet voting. Unitholders of record will not have the ability to submit a proxy by Internet and must return an executed proxy card to cast their votes.

                                  THE PROPOSAL

   The proposal, if approved by the requisite majority vote of all public unitholders, will increase the number of additional common parity units that may be issued for any Partnership purpose, without the prior approval of the public unitholders by 25,000,000 units. In accordance with Section 13.2 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 17, 1999 (the "Partnership Agreement"), the text of the proposed amendment to the Partnership Agreement is set forth in Appendix A hereto.

The Partnership's Authority to Issue Additional Common Parity Units

   The Partnership Agreement grants the General Partner the authority to cause the Partnership to issue additional partnership interests for any Partnership purpose, subject to certain limitations. Section 5.7(a) of the Partnership Agreement currently prohibits (with certain exceptions) the issuance during the Subordination Period (as defined in the Partnership Agreement) of an aggregate of more than 22,775,000 additional common parity units, without the prior approval of the holders of a majority of the public units. The earliest date on which the Subordination Period could expire under the Partnership Agreement is June 30, 2003.

   As a result of the TNGL acquisition on September 17, 1999, 14,500,000 of the available 22,775,000 common parity units have been issued and an additional 6,000,000 common parity units have been reserved for issuance to Coral Energy, LLC. Therefore, only 2,275,000 common parity units remain available under
Section 5.7(a) of the Partnership Agreement for issuance by the Partnership without obtaining prior approval of the public unitholders. At a market price of $20.00 per common unit, the maximum amount of capital that could be raised by the Partnership from the sale of those common units would be only approximately $46 million.

   Under Section 5.7(b) of the Partnership Agreement, the Partnership is also entitled to issue an unlimited number of additional common parity units during the Subordination Period without a unitholder vote if they are issued in connection with an acquisition (or the financing thereof within one year after the acquisition is consummated) involving properties and assets that would have, if acquired by the Partnership as of the date that is one year prior to the first day of the quarter in which such acquisition is to be consummated, resulted in an increase in (A) the amount of adjusted operating surplus (as defined in the Partnership Agreement) generated by the Partnership on a per-unit basis with respect to each of the four most recently completed quarters (determined on a pro forma basis assuming that all of the units to be issued in connection with such acquisition had been issued and outstanding as of the commencement of such four-quarter period) over (B) the actual amount of adjusted operating surplus generated by the Partnership on a per-unit basis with respect to each of such four quarters. The General Partner believes that this provision is inadequate to give the Partnership the flexibility it needs to make acquisitions for two reasons. First, certain acquisitions, such as the TNGL acquisition, cannot meet this pro forma historical test, but are accretive to the Partnership's adjusted operating surplus immediately following consummation of the acquisition because of operating efficiencies and synergies realized by those assets as a part of the Partnership's operations. Second, the foregoing test can be applied only if the seller has available financial information for the assets being acquired that is prepared on a basis that will permit pro forma comparisons. In many cases, the Partnership will pursue acquisitions of assets that represent only a portion of the seller's business where no separate financial statements would be available with respect to those assets. If the proposed amendment to the Partnership Agreement is approved, the Partnership will have the flexibility to issue up to 25,000,000 additional common parity units in connection with the foregoing types of acquisitions without seeking a vote of the public unitholders.

Proposed Amendment

   If the proposed amendment is approved by the requisite vote of the holders of a majority of the public units, the Partnership will be entitled to issue up to 27,275,000 additional common parity units without the prior approval of the public unitholders, including the remaining 2,275,000 common parity units that the Partnership is now entitled to issue, and excluding the 20,500,000 special units issued or issuable to Coral Energy, LLC, as described above. No limited partner other than Coral Energy, LLC is entitled to any preemptive right to purchase any common units or other limited partnership interests of the Partnership; under certain circumstances Coral Energy, LLC may have preemptive rights to purchase common units.

   The proposed amendment will have no effect on the restrictions currently contained in Section 5.7(c) prohibiting the Partnership from issuing, during the Subordination Period, Partnership securities having rights to distributions or in liquidation ranking prior or senior to the common units, without the prior approval of the holders of a majority of the public units.

Factors Considered by the General Partner

   The General Partner believes that the proposed increase in authorized common parity units will provide it with the flexibility to consider all available financing alternatives in pursuing potential growth opportunities for the Partnership and will facilitate raising capital for expansion, acquisitions or other Partnership purposes. The General Partner has no present plans, understandings or agreements for the issuance of any of the additional common parity units. The increase in authorized common parity units is being proposed now, because, if authorization of an increased amount of common parity units were postponed until a specific need arose, a significant amount of time and expense would be required to obtain public unitholder approval of the proposed issuance. In the context of acquisitions, the delay and uncertainty associated with that process would put the Partnership at a disadvantage to other bidders who are able to issue additional equity securities without unitholder or shareholder approval. In the context of a public offering of common units, such delay and uncertainty could cause the Partnership to miss a period of favorable market conditions.

   In making this proposal, the General Partner has considered that the issuance of common units on other than a pro rata basis to all unitholders would dilute the voting power and equity interests of current unitholders. In addition, the issuance of common units in connection with an acquisition could dilute the Partnership's net income per unit, but any such dilution would be expected to be only for the short term. After consideration of these issues, however, the General Partner has determined that providing the General Partner with the flexibility to issue up to 25,000,000 additional common parity units is in the best long-term interests of the Partnership and its unitholders, and any immediate impact of dilution is offset by the potential long-term benefits to the unitholders.

Conflicts of Interest

   The General Partner does not believe that adoption of the proposed amendment to the Partnership Agreement will create any potential or actual conflict of interest between the General Partner and the Partnership or the public unitholders. The economic interests of Enterprise Products Company, which controls the General Partner, are aligned with those of the public unitholders through its ownership of 33,552,915 common units and 21,409,870 subordinated units. See "Principal Unitholders of Enterprise."

Federal Income Tax Consequences of the Proposed Amendment

   The proposed amendment will not result in the loss of limited liability of any limited partner or cause the Partnership to be treated as a corporation for federal income tax purposes. As required by Section 13.3(d) of the Partnership Agreement, the Partnership has obtained an opinion of counsel from Vinson & Elkins L.L.P. to the foregoing effect.

General Partner Recommendation

   The proposed amendment of the Partnership Agreement will become effective if approved by the holders of a majority of the public units. The Board of Directors of the General Partner unanimously recommends a vote FOR approval of the proposed amendment.

                      PRINCIPAL UNITHOLDERS OF ENTERPRISE

   The following table sets forth certain information as of April 1, 2000, regarding the beneficial ownership of (a) the common units and (b) the subordinated units of Enterprise by each director of the General Partner, all directors and executive officers of the General Partner as a group and all persons known by the General Partner to own beneficially more than 5% of the common units. None of the common units shown in the table are public units, since all persons and entities shown in the table are affiliates of the General Partner. Therefore, the holders of these common units are not entitled to vote at the special meeting.

                                                                  Percentage
                                        Percentage                    of                    Percentage
                          Common Units  of Common   Subordinated Subordinated                of Total
                              (1)         Units      Units (1)      Units     Total Units     Units
                          Beneficially Beneficially Beneficially Beneficially Beneficially Beneficially
                             Owned        Owned        Owned        Owned        Owned        Owned
                          ------------ ------------ ------------ ------------ ------------ ------------
Enterprise Products
 Company (2)............   34,623,615      76.0%     21,409,870     100.0%     56,033,485      83.7%
Dan L. Duncan (2)(3)....   34,890,815      76.6%     21,409,870     100.0%     56,300,685      84.1%
O.S. Andras.............      140,600       0.3%             --        --         140,600       0.2%
Randa L. Duncan.........           --        --              --        --              --        --
Gary L. Miller..........           --        --              --        --              --        --
Dr. Ralph S.
 Cunningham.............           --        --              --        --              --        --
Curtis R. Frasier.......           --        --              --        --              --        --
Lee W. Marshall, Sr.....           --        --              --        --              --        --
Stephen H. McVeigh......           --        --              --        --              --        --
All directors and
 executive officers as a
 group (16 persons).....   35,046,449      76.9%     21,409,870     100.0%     56,456,319      84.3%

--------
(1) For a discussion of the units in general, see "Description of Units." Subordinated units are non-voting.

(2) Enterprise Products Company holds 33,552,915 of the common units and all of the subordinated units through its wholly-owned subsidiary EPC Partners II, Inc. Dan L. Duncan, Chairman of the Board of Directors of the General Partner, owns 57.1% of the voting stock of Enterprise Products Company and, accordingly, exercises sole voting and dispositive power with respect to the units held by Enterprise Products Company. The remaining shares of Enterprise Products Company capital stock are held primarily by trusts for the benefit of the members of Mr. Duncan's family, including Randa L. Duncan, a director and executive officer of the General Partner. The address of Enterprise Products Company is 2727 North Loop West, Houston, Texas 77008. The remaining 1,070,700 common units are held by Compass Bank, as trustee under the Enterprise Products 1998 Unit Option Plan Trust, with Dan Duncan (through Enterprise Products Company) having sole dispositive power and sharing voting power with Compass Bank.

(3) Dan Duncan LLC holds 267,200 of these common units as trustee under a revocable grantor trust established to fund future liabilities of Enterprise Products Company under a long-term incentive plan. Mr. Duncan has sole voting and dispositive power with respect to these shares.

                              DESCRIPTION OF UNITS

Units

   Common units, subordinated units, and special units represent limited partner interests in Enterprise that entitle the holders thereof to the rights and privileges specified thereto under the Partnership Agreement. As of April 11, 2000, there are issued and outstanding 45,552,915 common units, 21,409,870 special units, and 14,500,000 subordinated units representing an aggregate 99% limited partnership interest in Enterprise. Except as described below, the common units and subordinated units generally participate pro rata in Enterprise's income, gains, losses, deductions, credits and distributions.

   No person is entitled to preemptive rights in respect of issuances of securities by Enterprise, other than the General Partner's right to purchase sufficient Partnership securities to maintain its 1% equity interest in the Partnership and Coral Energy's right to purchase common units under certain limited circumstances.

Common Units

   The common units are registered under the Exchange Act and are listed for trading on the NYSE. Each holder of a common unit is entitled to one vote per unit on all matters presented to the limited partners for a vote. Holders of common units share pro rata in all distributions to the holders of common units.

Subordinated Units

   All of the subordinated units are held by EPC Partners II, Inc., a wholly-owned subsidiary of Enterprise Products Company. Subordinated units do not have the right to vote on any matters requiring the vote or approval of a percentage of the holders of common units. Subordinated units are entitled to share in allocations of income, gain, loss, and deductions and distribution of available cash only after the outstanding common units have been distributed a minimum quarterly distribution of $0.45 per unit. See "Distribution from Operating Surplus During Subordination Period" below.

   Subordinated units will convert into common units on certain dates specified in the Partnership Agreement. When subordinated units convert to common units, they will have all of the rights and privileges of the outstanding common units to vote and receive distributions. Generally, if Enterprise has made all required minimum quarterly distributions on a cumulative basis, 5,352,468 of the subordinated units will convert to common units on June 30, 2001, an additional 5,352,468 subordinated units will convert to common units on June 30, 2002, and the remaining subordinated units will convert to common units on June 30, 2003. All subordinated units automatically convert to common units if the General Partner is removed as the general partner of Enterprise without cause by a vote of the holders of common units.

Special Units

   The special units represent the limited partnership interests issued to Coral Energy, LLC in connection with the TNGL acquisition. The special units have no voting rights and do not have the right to participate in allocations of income, gain, loss, or deductions, or distributions of available cash made with respect to common units prior to their conversion. The 14.5 million special units outstanding will convert on a one-for-one basis into common units automatically on August 1, 2000 (for 1.0 million units), August 1, 2001 (for
5.0 million units) and August 1, 2002 (for 8.5 million units). If the 6.0 million contingent special units are earned, they will convert into common units on August 1, 2002 (for 1.0 million units) and August 1, 2003 (for 5.0 million units). In connection with the TNGL acquisition, the General Partner, Enterprise, EPC Partners II and Enterprise Products Company entered into a Unitholder Rights Agreement with Coral Energy, LLC as the holder of the special units. The Unitholder Rights Agreement provides Coral Energy, LLC with a voice in the management of the Partnership, including representation and a vote (but not control) on all boards and committees of Enterprise and the General Partner.

Cash Distribution Policy

   Enterprise distributes to its partners, on a quarterly basis, all of its available cash. Available cash generally means all cash on hand at the end of a quarter less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (1) provide for the proper conduct of Enterprise's business, (2) comply with applicable law or any Partnership debt instrument or other agreement, or (3) provide funds for distributions to unitholders and the General Partner in respect of any one or more of the next four quarters.

   Cash distributions are characterized as distributions from either operating surplus or capital surplus. This distinction affects the amounts distributed to unitholders relative to the General Partner, and under certain circumstances it determines whether holders of subordinated units receive any distributions.

   Operating surplus refers generally to (1) the sum of (a) the cash balance of Enterprise on July 31, 1998, and (b) all cash receipts of Enterprise from its operations since July 31, 1998 (excluding certain cash receipts designated by the General Partner as operating surplus), less (2) the sum of (a) all Partnership operating expenses, (b) debt service payments (including reserves therefor but not including payments required in connection with the sale of assets or any refinancing with the proceeds of new indebtedness or an equity offering), (c) maintenance capital expenditures, and (d) reserves established for future Partnership operations, in each case since July 31, 1998. Capital surplus will generally be generated only by borrowings (other than borrowings for working capital purposes), sales of debt and equity securities, and sales or other dispositions of assets for cash (other than inventory, accounts receivable, and other assets disposed of in the ordinary course of business).

   To avoid the difficulty of trying to determine whether available cash distributed by Enterprise is from operating surplus or from capital surplus, all available cash distributed by Enterprise from any source will be treated as distributed from operating surplus until the sum of all available cash distributed since July 31, 1998, equals the operating surplus as of the end of the quarter prior to such distribution. Any available cash in excess of such amount (irrespective of its source) will be deemed to be from capital surplus and distributed accordingly.

   When available cash from capital surplus distributed in respect of each common unit equals $22.00, plus any common unit arrearages, the distinction between operating surplus and capital surplus will cease, and all distributions of available cash will be treated as if they were from operating surplus. Enterprise does not anticipate that there will be significant distributions from capital surplus.

   The subordinated units are a separate class of interests in Enterprise, and the rights of holders of such interests to participate in distributions to partners differ from the rights of the holders of common units. For any given quarter, any available cash will be distributed to the General Partner and to the holders of common units, and may also be distributed to the holders of subordinated units depending upon the amount of available cash for the quarter, the amount of common unit arrearages, if any, and other factors discussed below.

   The incentive distributions represent the right of the General Partner to receive an increasing percentage of quarterly distributions of available cash from operating surplus if certain target distribution levels are achieved. The target distribution levels are based on the amounts of available cash from operating surplus distributed in excess of the payments made with respect to the minimum quarterly distribution of $0.45 per unit and common unit arrearages, if any, and the related 2% distribution to the General Partner.

Quarterly Distributions of Available Cash

   Enterprise will make distributions to its partners, with respect to each quarter of operations prior to its liquidation, in an amount equal to 100% of its available cash for such quarter. Enterprise expects to make distributions of all available cash within 45 days after the end of each quarter to holders of record on the applicable record date.

   With respect to each quarter during the Subordination Period, to the extent there is sufficient available cash, the holders of common units have the right to receive a minimum quarterly distribution of $0.45 per unit, plus any common unit arrearages, prior to any distribution of available cash to the holders of subordinated units. Upon expiration of the Subordination Period, all subordinated units will convert on a one-for-one basis into common units and will participate pro rata with all other common units in future distributions of available cash. Under certain circumstances, up to 50% of the subordinated units may convert into common units prior to the expiration of the Subordination Period. Common units will not accrue arrearages with respect to distributions for any quarter after the Subordination Period, and subordinated units will not accrue any arrearages with respect to distributions for any quarter.

Distributions from Operating Surplus During Subordination Period

   The Subordination Period will generally extend until the first day of any quarter beginning after June 30, 2003, in respect of which (1) distributions of available cash from operating surplus on the common units and the subordinated units with respect to each of the three consecutive, non-overlapping, four-quarter periods immediately preceding such date equal or exceed the sum of $0.45 per unit on all of the outstanding common units and subordinated units during such periods, (2) the adjusted operating surplus generated during each of the three consecutive, non-overlapping, four-quarter periods immediately preceding such date equaled or exceeded the sum of $0.45 per unit on all of the common units and subordinated units that were outstanding during such period on a fully diluted basis and the related distribution on the general partner interests in Enterprise and its subsidiary, Enterprise Products Operating L.P. (the "Operating Partnership") and (iii) there are no outstanding common unit arrearages.

   Prior to the end of the Subordination Period, a portion of the subordinated units will convert into common units on a one-for-one basis on the first day after the record date established for the distribution in respect of any quarter ending on or after (a) June 30, 2001, with respect to 5,352,468 subordinated units and (b) June 30, 2002, with respect to 5,352,468 subordinated units, in respect of which (1) distributions of available cash from operating surplus on the common units and the subordinated units with respect to each of the three consecutive, non-overlapping, four-quarter periods immediately preceding such date equaled or exceeded the sum of $0.45 per unit on all of the outstanding common units and subordinated units during such periods, (2) the adjusted operating surplus generated during each of the three consecutive, non-overlapping, four-quarter periods immediately preceding such date equaled or exceeded the sum of $0.45 per unit on all of the common units and subordinated units that were outstanding during such period on a fully diluted basis and the related distribution on the general partner interests in Enterprise and the Operating Partnership and (3) there are no outstanding common unit arrearages; provided, however, that the early conversion of the second 5,352,468 subordinated units may not occur until at least one year following the early conversion of the first 5,352,468 subordinated units.

   In addition, if the General Partner is removed as the general partner of Enterprise without cause and common units held by the General Partner and its affiliates are not voted in favor of such removal, (1) the Subordination Period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis, (2) any existing common unit arrearage will be extinguished, and (3) the General Partner will have the right to convert its general partner interest into common units or to receive cash in exchange for such interests.

   Adjusted operating surplus for any period generally means operating surplus generated during such period, less (1) (a) any net increase in working capital borrowings during such period and (b) any net reduction in cash reserves for operating expenditures during such period not relating to an operating expenditure made during such period, plus (2)(a) any net decrease in working capital borrowings during such period and (b) any net increase in cash reserves for operating expenditures during such period required by any debt instrument for the repayment of principal, interest or premium.

   Distributions by Enterprise of available cash from operating surplus with respect to any quarter during the Subordination Period will be made in the following manner:

  . first, 98% to the common unitholders, pro rata, and 2% to the General
    Partner, until there has been distributed in respect of each common unit an amount equal to $0.45 per unit;

  . second, 98% to the common unitholders, pro rata, and 2% to the General
    Partner, until there has been distributed in respect of each outstanding common unit an amount equal to any common unit arrearages accrued and unpaid with respect to any prior quarters during the Subordination Period;

  . third, 98% to the subordinated unitholders, pro rata, and 2% to the General Partner, until there has been distributed in respect of each outstanding subordinated unit an amount equal to $0.45 per unit; and

  . thereafter, in the manner described in "Incentive Distributions" below.

   The above references to the 2% of available cash from operating surplus distributed to the General Partner are references to the amount of the percentage interest of the General Partner in distributions from Enterprise and the Operating Partnership (exclusive of any interest as a holder of common units or subordinated units). The General Partner owns a 1% general partner interest in Enterprise and a 1.0101% general partner interest in the Operating Partnership.

Distributions from Operating Surplus after Subordination Period

   Upon expiration of the Subordination Period, all remaining subordinated units will convert into common units on a one-for-one basis and will thereafter participate, pro rata, with the other common units in distributions of available cash.

  . Distributions by Enterprise of available cash from operating surplus with respect to any quarter after the Subordination Period will be made in the following manner:

  . first, 98% to all unitholders, pro rata, and 2% to the General Partner, until there has been distributed in respect of each unit an amount equal to $0.45 per unit; and

  . thereafter, in the manner described in "Incentive Distribution" below.

Incentive Distributions

   For any quarter for which available cash from operating surplus is distributed to the common and subordinated unitholders in an amount equal to $0.45 per unit on all units and to the common unitholders in an amount equal to any unpaid common unit arrearages, then any additional available cash from operating surplus in respect of such quarter will be distributed among the unitholders and the General Partner in the following manner:

  . first, 98% to all unitholders, pro rata, and 2% to the General Partner, until the unitholders have received (in addition to any distributions to common unitholders to eliminate common unit arrearages) a total of $0.506 for such quarter in respect of each outstanding unit (the "First Target Distribution");

  . second, 85% to all unitholders, pro rata, and 15% to the General Partner, until the unitholders have received (in addition to any distributions to common unitholders to eliminate common unit arrearages) a total of $0.617 for such quarter in respect of each outstanding unit (the "Second Target Distribution");

  . third, 75% to all unitholders, pro rata, and 25% to the General Partner, until the unitholders have received (in addition to any distributions to common unitholders to eliminate common unit arrearages) a total of $0.784 for such quarter in respect of each outstanding unit (the "Third Target Distribution"); and

  . thereafter, 50% to all unitholders, pro rata, and 50% to the General
    Partner.

   The distributions to the General Partner set forth above that are in excess of its aggregate 2% general partner interest represent the incentive distributions.

   The following table illustrates the percentage allocation of the additional available cash from operating surplus between the unitholders and the General Partner up to the various target distribution levels.

                                                   Total
                                                 Quarterly
                                                Distribution Marginal Percentage
                                                   Target        Interest in
                                                   Amount       Distributions
                                                ------------ -------------------
                                                                         General
                                                Unitholders  Unitholders Partner
                                                ------------ ----------- -------
      Minimum Quarterly Distribution...........       $0.450      98%        2%
      First Target Distribution................       $0.506      98%        2%
      Second Target Distribution...............       $0.617      85%       15%
      Third Target Distribution................       $0.784      75%       25%
      Thereafter............................... above $0.784      50%       50%

Adjustment of Minimum Quarterly Distribution and Target Distribution Levels

   The minimum quarterly distribution of $0.45 per unit, the target distribution levels, the number of additional common units issuable during the Subordination Period without a unitholder vote, the number of common units issuable upon conversion of the subordinated units, and other amounts calculated on a per unit basis will be proportionately adjusted upward or downward, as appropriate, in the event of any combination or subdivision of common units (whether effected by a distribution payable in common units or otherwise), but not by reason of the issuance of additional common units for cash or property. For example, in the event of a two-for-one split of the common units (assuming no prior adjustments), the minimum quarterly distribution of $0.45 per unit and each of the target distribution levels would each be reduced to 50% of its initial level.

   The minimum quarterly distribution and the target distribution levels may also be adjusted if legislation is enacted or if existing law is modified or interpreted by the relevant governmental authority in a manner that causes Enterprise to become taxable as a corporation or otherwise subjects Enterprise to taxation as an entity for federal, state or local income tax purposes.

Distributions of Cash upon Liquidation

   Following the commencement of the dissolution and liquidation of Enterprise, assets will be sold or otherwise disposed of from time to time and the partners' capital account balances will be adjusted to reflect any resulting gain or loss. The proceeds of such liquidation will, first, be applied to the payment of creditors of Enterprise in the order of priority provided in the partnership agreement and by law and, thereafter, be distributed to the unitholders and the General Partner in accordance with their respective capital account balances as so adjusted.

   The allocations of gains and losses upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon the liquidation of Enterprise, to the extent required to permit common unitholders to receive their unrecovered capital plus any unpaid common unit arrearages. Thus, net losses recognized upon liquidation of Enterprise will be allocated to the holders of the subordinated units to the extent of their capital account balances before any loss is allocated to the holders of the common units, and net gains recognized upon liquidation will be allocated first to restore negative balances in the capital account of the General Partner and any unitholders and then to the common unitholders until their capital account balances equal their unrecovered capital plus unpaid common unit arrearages. However, no assurance can be given that there will be sufficient gain upon liquidation of Enterprise to enable the holders of common units to fully recover all of such amounts, even though there may be cash available after such allocation for distribution to the holders of subordinated units.

Transfer Agent and Registrar

   ChaseMellon Shareholder Services, LLC serves as registrar and transfer agent for the common units.

Transfer of Common Units

   Enterprise has issued certificates to evidence common units. The common units are securities and are freely transferable except as restricted by federal and state securities laws. Enterprise is entitled to treat the record or nominee holder of a common unit as the absolute owner thereof for all purposes, and the beneficial owner's rights will be limited solely to those that it has against the nominee holder as a result of or by reason of any understanding or agreement between such beneficial owner and nominee holder.

   Transferees of common units (or their brokers, agents, or nominees on their behalf) who wish to become unitholders of record are required to execute transfer applications before the purchase or transfer of such common units will be registered on the records of the transfer agent and before cash distributions or federal income tax allocations can be made to the purchaser or transferee.

   An assignee will become a substituted limited partner of Enterprise in respect of the transferred common units upon the consent of the General Partner and the recordation of the name of the assignee on the books and records of Enterprise. Such consent may be withheld in the sole discretion of the General Partner.

   A purchaser or transferee of common units who does not execute and deliver a transfer application will not receive cash distributions or federal income tax allocations unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application with respect to such common units, and may not receive certain federal income tax information or reports furnished to record holders of common units.

                              INDEPENDENT AUDITORS

   Deloitte & Touche LLP, independent auditors, have been the independent auditors for the Partnership since its formation in 1998. The Board of Directors of the General Partner expects that Deloitte & Touche LLP will continue as the Partnership's independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the public unitholders.

                       SUBMISSION OF UNITHOLDER PROPOSALS

   Under the applicable Delaware laws and the Partnership Agreement, Enterprise is not required to hold an annual meeting of unitholders (limited partners). Special meetings may be called by the General Partner or by limited partners owning 20% or more of the outstanding units. Any Enterprise unitholder who wishes to submit a proposal for inclusion in the proxy materials for any future special meeting must submit such proposal a reasonable time before Enterprise begins to print and mail its proxy materials.

   Securities and Exchange Commission ("SEC") rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting.

   Any unitholder proposal that is not received by Enterprise within a reasonable time before it mails its proxy materials will be considered untimely. The proxy solicited by the General Partner will confer discretionary authority on the named proxies to vote on any proposal that is not submitted in a timely manner.

                      WHERE YOU CAN FIND MORE INFORMATION

   Enterprise files annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy reports, statements or other information we file at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov. Our SEC filings are also available on our web site at www.epplp.com.

   You may also read reports, proxy statements and other information relating to Enterprise at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Enterprise hereby incorporates by reference into this proxy statement the following documents that have been filed with the SEC (File No. 1-14323):
(1)Annual Report on Form 10-K for the year ended December 31, 1999; and (2) Current Reports on Form 8-K dated March 2, 2000, March 14, 2000 and March 20, 2000.

   Enterprise also hereby incorporates by reference into this proxy statement the Partnership Agreement and the Unitholders Rights Agreement filed as Exhibits 99.5 and 99.7, respectively, to Enterprise's Current Report on Form 8-K/A dated October 27, 1999.

   All documents and reports filed by Enterprise pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

   Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Enterprise Products Partners L.P., P. O. Box 4324, Houston, Texas 77210-4324, Attention: Investor Relations (telephone number 713/880-6694). A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

   This proxy statement is dated April 14, 2000. The information contained in this proxy statement speaks only as of such date unless the information specifically indicates that another date applies.

                                                                      APPENDIX A
                                AMENDMENT NO. 1
                                       TO
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       ENTERPRISE PRODUCTS PARTNERS L.P.

   This Amendment No. 1, dated as of           , 2000 (this "Amendment"), to
the Second Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated as of September 17, 1999 (the "Partnership Agreement"), is entered into by and among Enterprise Products GP, LLC, a Delaware limited liability company, as the General Partner, and the Limited Partners as provided herein. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Partnership Agreement.

                              W I T N E S S E T H:

   WHEREAS, the first sentence of Section 5.7(a) of the Partnership Agreement limits the unrestricted number of additional Parity Units that the Partnership may issue during the Subordination Period without prior approval of the holders of a Unit Majority to 22,775,000 Parity Units;

   WHEREAS, the General Partner deems it advisable to increase such number of additional Parity Units to 47,775,000 to give the Partnership more flexibility in connection with acquisitions and capital raising transactions;

   WHEREAS, on March 28, 2000, the Board of Directors of the General Partner approved this Amendment and directed that it be presented to the holders of the Outstanding Common Units excluding any Common Units held by the General Partner and its Affiliates (the "Public Unitholders"), for their approval;

   WHEREAS, in accordance with the provisions of Article XIII of the Partnership Agreement, the General Partner presented the Amendment to the Public Unitholders for their approval at a special meeting held on June 9, 2000 and the approval of the Amendment was received at that meeting by the holders of a Unit Majority, as required by Section 13.2 of the Partnership Agreement;

   NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

   1. The first sentence of Section 5.7(a) of the Partnership Agreement is hereby amended to read in its entirety as follows:

     "During the Subordination Period, the Partnership shall not issue (and shall not issue any options, rights, warrants or appreciation rights relating to) an aggregate of more than 47,775,000 additional Parity Units without the prior approval of the holders of a Unit Majority."

   2. As amended hereby, the Partnership Agreement is in all respects ratified, confirmed and approved and shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 GENERAL PARTNER:

                                          ENTERPRISE PRODUCTS GP, LLC

                                 By: __________________________________________

                                          O. S. Andras
                                          President and Chief Executive
                                           Officer

                                 LIMITED PARTNERS:

                                          All Limited Partners now and
                                          hereafter admitted as Limited
                                          Partners of the Partnership,
                                          pursuant to Powers of Attorney now
                                          and hereafter executed in favor of,
                                          and granted and delivered to the
                                          General Partner.

                                 By: Enterprise Products GP, LLC

                                          General Partner, as attorney-in-fact
                                          for the Limited Partners pursuant to
                                          the Powers of Attorney granted
                                          pursuant to Section 2.6.

                                          By: _________________________________

                                             O. S. Andras
                                             President and Chief Executive
                                              Officer

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Notice of Special Meeting of Common Unitholders of Enterprise Products Partners L.P. of our report dated February 25, 2000 appearing in the Annual Report on Form 10-K of Enterprise Products Partners L.P. for the year ended December 31, 1999 and of our report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the basis of presentation and a notation that the financial statements are not intended to be a complete presentation of the net assets or operations of Tejas Natural Gas Liquids, LLC and subsidiaries) dated September 17, 1999 on the statement of assets acquired and liabilities assumed as of December 31, 1998 (pursuant to the Contribution Agreement by and among Tejas Midstream Enterprises, LLC, Tejas Energy, LLC, Enterprise Products Partners L.P., Enterprise Products Operating L.P., Enterprise Products GP, LLC, EPC Partners II, Inc. and Enterprise Products Company, dated September 17,
1999) and the related statements of revenues and direct operating expenses for the years ended December 31, 1998, 1997 and 1996 of Tejas Natural Gas Liquids, LLC and subsidiaries appearing in the Amended Current Report on Form 8-K/A-1 dated October 27, 1999 of Enterprise Products Partners L.P.

DELOITTE & TOUCHE LLP

Houston, Texas
April 14, 2000

                       ENTERPRISE PRODUCTS PARTNERS L.P.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTERPRISE PRODUCTS GP, LLC, THE GENERAL PARTNER OF THE PARTNERSHIP

     The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Common Unitholders of Enterprise Products Partners L.P. (the "Partnership") to be held at 9:00 a.m. Houston time, on June 9, 2000, at the Sheraton Brookhollow Hotel, 3000 North Loop West, Houston, Texas 77092 (the "Special Meeting"), (b) acknowledges receipt of the Proxy Statement of the General Partner in connection therewith, dated April 14, 2000, (c) appoints
Dan L. Duncan, O. S. Andras and Richard H. Bachmann, or any of them, each with full power to appoint his substitute, as Proxies of the undersigned, and (d) authorizes the Proxies to represent and vote, as designated on the reverse side hereof, all the Common Units of the Partnership which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment thereof.

     The undersigned hereby revokes any proxy to vote Common Units held by the undersigned previously given to the extent such proxy permits the holder thereof to vote on the matter covered by this Proxy. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER AND THAT, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

     This Proxy may be revoked at any time prior to the voting of this Proxy by the execution and submission of a revised proxy or by voting in person at the Special Meeting.

     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

               (Continued and to be signed on the reverse side.)
                                SEE REVERSE SIDE
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     The Board of Directors of the General partner recommends a vote "FOR" the
Proposal.

     1. Approval of a proposal to amend the Partnership Agreement to authorize the Partnership to issue up to 25,000,000 additional Common Units (or other units having rights to distribution or in liquidation ranking on a parity with the Common Units) for any Partnership purpose without the approval of the Common Unitholders, all as more particularly described in the Proxy Statement.

             [ ]   FOR       [ ]     AGAINST        [ ]   ABSTAIN

     2. In their discretion, upon any other business that may be properly raised at the Special Meeting.



Dated:

______________________        ________________________________________________
                              Signature(s) of Unitholder(s)

                              (Executors, administrators, guardians, trustees, attorneys and officers signing for corporations or other organizations should give full title. If a partnership or jointly owned, each owner should sign.)

     If you need assistance in voting your shares, please call D. F. King & Co., Inc. at 1-800-207-3159, or, outside the United States, collect at (212) 269-5550.